EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2014 FIRST QUARTER FINANCIAL RESULTS

KILGORE, Texas, April 30, 2014 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the first quarter ended March 31, 2014.

The Partnership's adjusted EBITDA for the first quarter of 2014 was $38.8 million. This compared to adjusted EBITDA for the first quarter of 2013 of $38.7 million. EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

The Partnership's distributable cash flow for the first quarter of 2014 was $21.5 million. This compared to distributable cash flow for the first quarter of 2013 of $28.9 million. This decrease in distributable cash flow was primarily the result of planned maintenance capital expenditures. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

The Partnership reported net income for the first quarter of 2014 of $11.8 million, or $0.43 per limited partner unit. This compared to net income for the first quarter of 2013 of $16.6 million, or $0.61 per limited partner unit. Revenues for the first quarter of 2014 were $497.0 million compared to $433.7 million for the first quarter of 2013.

    Included with this press release are the Partnership's consolidated financial statements as of and for the three months ended March 31, 2014 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission by May 5, 2014.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said, “I am pleased with our first quarter 2014 results. We experienced better than projected performance in Natural Gas Services and Marine Transportation segments. On the Natural Gas Services side, both our wholesale propane and refinery grade butane distribution business were strong. In particular, our propane business was able to capitalize on colder than normal temperatures which drove both increased customer demand and higher margins. On the Marine Transportation side, we benefited from full inland fleet utilization and better than forecasted day rates for our assets.

"The Partnership finished the quarter with a 1.00 times distribution coverage ratio. While our first quarter 2014 cash flow was in line with our forecasted plan, our distributable cash flow was higher than projected as a result of lower than forecasted maintenance capital expenditures. For 2014, we are forecasting significantly higher than normal maintenance capital requirements. This is primarily attributed to a planned turnaround at the Smackover refinery which was successfully completed during the first quarter and the required dry-docking of several of our offshore vessels which we expect will largely be completed during the first half of 2014.
"Based on our first quarter performance, we were pleased to again announce an increased cash distribution paid to our unitholders for the sixth consecutive quarter. The Partnership continued to see high levels of activity surrounding growth opportunities during the quarter and we continue to pursue multiple acquisition targets."
Investors' Conference Call
An investors' conference call to review the first quarter results will be held on Thursday, May 1, 2014, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on May 1, 2014 through 10:59 p.m. Central Time on May 8, 2014. The access code for the conference call and the audio replay is Conference ID No. 35139513. The audio replay of the conference call will also be archived on Martin Midstream Partners' website at www.martinmidstream.com.

Quarterly Cash Distribution

The quarterly cash distribution of $0.7875 per common unit, which was announced on April 23, 2014, is payable on May 15, 2014 to common unitholders of record as of the close of business on May 5, 2014. The ex-dividend date for the cash distribution is May 1, 2014. This distribution reflects an annualized distribution rate of $3.15 per unit.

About Martin Midstream Partners
The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historic costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Robert D. Bondurant, Executive Vice President, Treasurer and Chief Financial Officer of Martin Midstream GP LLC, the Partnership's general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)	(Audited)
Assets
Cash	$4,371	$16,542
Accounts and other receivables, less allowance for doubtful accounts of $2,129 and $2,492, respectively	133,579	163,855
Product exchange receivables	901	2,727
Inventories	94,771	94,902
Due from affiliates	16,448	12,099
Other current assets	7,734	7,353
Total current assets	257,804	297,478

Property, plant and equipment, at cost	946,784	929,183
Accumulated depreciation	(314,352)	(304,808)
Property, plant and equipment, net	632,432	624,375

Goodwill	23,802	23,802
Investment in unconsolidated entities	129,336	128,662
Debt issuance costs, net	15,190	15,659
Other assets, net	9,048	7,943
	$1,067,612	$1,097,919

Liabilities and Partners’ Capital
Trade and other accounts payable	$128,149	$142,951
Product exchange payables	17,504	9,595
Due to affiliates	3,044	2,596
Income taxes payable	1,504	1,204
Other accrued liabilities	15,565	20,242
Total current liabilities	165,766	176,588

Long-term debt and capital lease obligations, less current installments	643,772	658,695
Other long-term obligations	1,981	2,219
Total liabilities	811,519	837,502

Commitments and contingencies
Partners’ capital	256,093	260,417
	$1,067,612	$1,097,919

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on May 5, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Terminalling and storage *	$31,801	$28,891
Marine transportation *	23,410	24,980
Sulfur services	3,037	3,001
Product sales: *
Natural gas services	333,337	259,109
Sulfur services	51,170	67,384
Terminalling and storage	54,273	50,321
	438,780	376,814
Total revenues	497,028	433,686

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	320,698	248,778
Sulfur services *	37,853	52,797
Terminalling and storage *	48,029	43,815
	406,580	345,390
Expenses:
Operating expenses *	43,896	43,360
Selling, general and administrative *	8,606	7,030
Depreciation and amortization	13,992	11,893
Total costs and expenses	473,074	407,673

Other operating (expense) income	(45)	372
Operating income	23,909	26,385

Other income (expense):
Equity in loss of unconsolidated entities	(296)	(374)
Interest expense	(11,451)	(9,058)
Other, net	(67)	(9)
Total other expense	(11,814)	(9,441)

Net income before taxes	12,095	16,944
Income tax expense	(300)	(307)
Net income	11,795	16,637
Less general partner's interest in net income	(236)	(333)
Less income allocable to unvested restricted units	(32)	(43)
Limited partners' interest in net income	$11,527	$16,261

Net income per unit attributable to limited partners - basic	$0.43	$0.61
Weighted average limited partner units - basic	27,055	26,561

Net income per unit attributable to limited partners - diluted	$0.43	$0.61
Weighted average limited partner units - diluted	27,088	26,569

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on May 5, 2014.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Terminalling and storage	$18,010	$17,328
Marine transportation	5,849	6,843
Product Sales	1,892	1,209
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	8,453	8,556
Sulfur services	4,865	4,534
Terminalling and storage	9,844	11,961
Expenses:
Operating expenses	18,239	17,974
Selling, general and administrative	5,384	4,418

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on May 5, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2013	26,566,776	$349,490	$8,472	$357,962
Net income	—	16,304	333	16,637
Issuance of restricted units	57,750	—	—	—
General partner contribution	—	—	37	37
Cash distributions	—	(20,501)	(456)	(20,957)
Unit-based compensation	—	256	—	256
Balances - March 31, 2013	26,624,526	$345,549	$8,386	$353,935

Balances - January 1, 2014	26,625,026	$254,028	$6,389	$260,417
Net income	—	11,559	236	11,795
Issuance of common units	132,580	5,235	—	5,235
Issuance of restricted units	6,400	—	—	—
Forfeiture of restricted units	(2,750)	—	—	—
General partner contribution	—	—	114	114
Cash distributions	—	(20,898)	(472)	(21,370)
Unit-based compensation	—	179	—	179
Purchase of treasury units	(6,400)	(277)	—	(277)
Balances - March 31, 2014	26,754,856	$249,826	$6,267	$256,093

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on May 5, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$11,795	$16,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,992	11,893
Amortization of deferred debt issuance costs	810	1,269
Amortization of debt discount	77	76
Loss (gain) on sale of property, plant and equipment	45	(372)
Equity in loss of unconsolidated entities	296	374
Unit-based compensation	179	256
Other	—	6
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	27,801	56,639
Product exchange receivables	1,826	(2,625)
Inventories	131	25,494
Due from affiliates	(4,349)	(25,635)
Other current assets	(381)	(1,046)
Trade and other accounts payable	(19,635)	(24,429)
Product exchange payables	7,909	8,445
Due to affiliates	448	2,394
Income taxes payable	300	484
Other accrued liabilities	(4,677)	4,185
Change in other non-current assets and liabilities	(43)	26
Net cash provided by continuing operating activities	36,524	74,071
Net cash used in discontinued operating activities	—	(8,678)
Net cash provided by operating activities	36,524	65,393
Cash flows from investing activities:
Payments for property, plant and equipment	(16,642)	(14,715)
Acquisitions	—	(50,801)
Payments for plant turnaround costs	(2,164)	—
Proceeds from sale of property, plant and equipment	245	3,610
Proceeds from involuntary conversion of property, plant and equipment	2,475	—
Investment in unconsolidated subsidiaries	—	(15,000)
Return of investments from unconsolidated entities	225	525
Contributions to unconsolidated entities	(1,195)	(9,365)
Net cash used in investing activities	(17,056)	(85,746)
Cash flows from financing activities:
Payments of long-term debt	(91,000)	(373,000)
Payments of notes payable and capital lease obligations	—	(81)
Proceeds from long-term debt	76,000	418,000
Net proceeds from issuance of common units	5,235	—
General partner contribution	114	37
Purchase of treasury units	(277)	—
Payment of debt issuance costs	(341)	(8,761)
Cash distributions paid	(21,370)	(20,957)
Net cash (used in) provided by financing activities	(31,639)	15,238
Net decrease in cash	(12,171)	(5,115)
Cash at beginning of period	16,542	5,162
Cash at end of period	$4,371	$47
Non-cash additions to property, plant and equipment	$4,833	$—

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on May 5, 2014.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,		Variance	Percent Change
	2014	2013
	(In thousands, except BBL per day)
Revenues:
Services	$33,024	$30,032	$2,992	10%
Products	54,273	50,321	3,952	8%
Total revenues	87,297	80,353	6,944	9%

Cost of products sold	48,525	44,270	4,255	10%
Operating expenses	19,752	17,694	2,058	12%
Selling, general and administrative expenses	967	695	272	39%
Depreciation and amortization	8,975	7,096	1,879	26%
	9,078	10,598	(1,520)	(14)%
Other operating income	(45)	71	(116)	(163)%
Operating income	$9,033	$10,669	$(1,636)	(15)%

Lubricant sales volumes (gallons)	9,163	8,797	366	4%
Shore-based throughput volumes (gallons)	61,152	74,948	(13,796)	(18)%
Smackover refinery throughput volumes (BBL per day)	3,140	6,447	(3,307)	(51)%
Corpus Christi crude terminal (BBL per day)	140,346	109,369	30,977	28%

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Marine transportation	$296	$330	$(34)	(10)%
Products	333,337	259,109	74,228	29%
Total revenues	333,633	259,439	74,194	29%

Cost of products sold	321,140	249,136	72,004	29%
Operating expenses	1,915	981	934	95%
Selling, general and administrative expenses	1,436	926	510	55%
Depreciation and amortization	504	292	212	73%
Operating income	$8,638	$8,104	$534	7%

Distributions from unconsolidated entities	$780	$525	$255	49%

NGL sales volumes (Bbls)	4,958	3,705	1,253	34%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues:
Services	$3,037	$3,001	$36	1%
Products	51,170	67,384	(16,214)	(24)%
Total revenues	54,207	70,385	(16,178)	(23)%

Cost of products sold	37,943	52,887	(14,944)	(28)%
Operating expenses	3,977	4,439	(462)	(10)%
Selling, general and administrative expenses	1,115	1,047	68	6%
Depreciation and amortization	1,983	1,966	17	1%
Operating income	$9,189	$10,046	$(857)	(9)%

Sulfur (long tons)	190.4	194.0	(3.6)	(2)%
Fertilizer (long tons)	91.2	103.7	(12.5)	(12)%
Total sulfur services volumes (long tons)	281.6	297.7	(16.1)	(5)%

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,		Variance	Percent Change
	2014	2013
	(In thousands)
Revenues	$24,114	$25,232	$(1,118)	(4)%
Operating expenses	19,447	21,066	(1,619)	(8)%
Selling, general and administrative expenses	191	419	(228)	(54)%
Depreciation and amortization	2,530	2,539	(9)	—%
	1,946	1,208	738	61%
Other operating income	—	301	(301)	(100)%
Operating income	$1,946	$1,509	$437	29%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2014 and 2013, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow from continuing operations.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended
	March 31,
	2014	2013

Net income	$11,795	$16,637
Adjustments:
Interest expense	11,451	9,058
Income tax expense	300	307
Depreciation and amortization	13,992	11,893
EBITDA	37,538	37,895
Adjustments:
Equity in loss of unconsolidated entities	296	374
Loss (gain) on sale of property, plant and equipment	45	(372)
Distributions from unconsolidated entities	780	525
Unit-based compensation	179	256
Adjusted EBITDA	38,838	38,678
Adjustments:
Interest expense	(11,451)	(9,058)
Income tax expense	(300)	(307)
Amortization of debt discount	77	76
Amortization of deferred debt issuance costs	810	1,269
Payments of installment notes payable and capital lease obligations	—	(81)
Payments for plant turnaround costs	(2,164)	—
Maintenance capital expenditures	(4,338)	(1,678)
Distributable Cash Flow	$21,472	$28,899